Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Inquiries: Jeanne Leonard, Liberty Property Trust, 610-648-1704

Media Contact: Robbie Raffish, a.s.a.p.r., 443-944-9301

LIBERTY PROPERTY TRUST TO SELL 97 PROPERTIES IN FIVE STATES

Malvern, PA — November 7, 2013 — Liberty Property Trust (NYSE: LRY) today announced it has entered into an agreement to sell 97 properties totaling 6.6 million square feet of space and 159 acres of land for approximately $705 million. The sale consists of 4.0 million square feet of office properties, 2.3 million square feet of flex properties and 274,000 square feet of industrial properties and includes Liberty’s Jacksonville, Florida portfolio in its entirety, all of the office properties in Maryland, Southern New Jersey and the Fort Washington submarket of Philadelphia and flex properties in Minnesota. The transaction is expected to close in stages with a first closing in late 2013 and a second closing in early 2014 and is subject to the satisfaction of customary closing conditions.

“This transaction furthers our strategy to increase our portfolio allocation to industrial real estate and to concentrate our office portfolio in fewer focused markets,” said William P. Hankowsky, chairman and chief executive officer of Liberty. “We expect these steps to enhance our ability to exploit our expertise in creating and managing high-quality office environments in which we can create significant future value.”

The assets to be sold are in the following markets:

State	Properties	SF
Florida (Jacksonville)	32	2,110,212
Maryland	23	1,367,569
Minnesota	12	915,693
New Jersey	24	1,188,285
Pennsylvania (Fort Washington)	6	1,033,592
TOTAL	97	6,615,351

A list of assets to be sold is available at www.libertyproperty.com under News Releases.

About Liberty Property Trust

Liberty is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties.  Liberty’s 106 million square foot portfolio consists of 843 properties providing office, distribution and light manufacturing facilities to 2,100 tenants.

Forward Looking Statement

The statements in this release, as well as information included in oral statements, contain statements that are or will be forward-looking, such as statements relating to, among others, the consummation of the sales described herein, , the impact of the sales on our portfolio and business and ability to create future value in our portfolio. These forward-looking statements generally are accompanied by words such as “believes,” “anticipates,” “expects,” “estimates,” “should,” “seeks,” “intends,” “proposed,” “planned,” “outlook” and “goal” or similar expressions. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the company can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve important risks, uncertainties and other factors that could cause actual results to differ materially from the expected results and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of the company. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate business generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to the integration of the operations of entities that we have acquired or may acquire, risks relating to financing arrangements and sales of securities, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the company and sensitivity of the company’s operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the company’s properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation, and the potential adverse impact of market interest rates on the market price for the company’s securities.

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